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INFORMATION RESOURCE ENGINEERING, INC. AND SUBSIDIARIES               EXHIBIT 11

Computation of Per Share Loss

Years ended December 31, 1994, 1995 and 1996

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                                                                                   1994             1995              1996
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
PRIMARY

Net loss                                                                    $  (715,503)        (695,251)       (7,084,550)
Accrued dividends on preferred stock                                            (85,870)         (82,270)              --
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Loss attributable to common stockholders                                    $  (801,373)        (777,521)       (7,084,550)
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Average number of common shares outstanding                                   3,228,806        3,826,831         5,304,984
Dilutive effect of stock options and warrants                                       --               --                --
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Weighted average number of common shares outstanding                          3,228,806        3,826,831         5,304,984
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Loss per common share                                                       $      (.25)            (.20)            (1.34)
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ASSUMING FULL DILUTION

Loss attributable to common stockholders                                    $  (801,373)        (777,521)       (7,084,550)
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Weighted average number of common shares outstanding                          3,228,806        3,826,831         5,304,984
Additional dilutive effect of stock options and warrants                            --               --                --
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Weighted average number of common shares outstanding                          3,228,806        3,826,831         5,304,984
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Loss per common share assuming full dilution                                $      (.25)            (.20)            (1.34)
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